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                                                                  Exhibit (j)(2)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 46 to the Registration Statement (Form N-1A)(No. 2-92665/811-4088) of Excelsior Funds, Inc. of our report dated May 10, 2002, included in the 2002 Annual Report to shareholders.


Boston, Massachusetts
September 25, 2002

                                        /s/ Ernst & Young LLP
                                        ---------------------
                                          Ernst & Young LLP